                                                                    Exhibit 99.4

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              MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

                       MERRILL LYNCH MORTGAGE CAPITAL INC.
                                             Purchaser

                         OPTION ONE MORTGAGE CORPORATION
                                             Seller and Servicer

                         OPTION ONE OWNER TRUST 2001-1A
                                             Seller

                         OPTION ONE OWNER TRUST 2001-1B
                                             Seller

                          OPTION ONE OWNER TRUST 2001-2
                                             Seller

                          OPTION ONE OWNER TRUST 2002-3
                                             Seller

                           Dated as of August 1, 2002

              Conventional Fixed and Adjustable Rate Mortgage Loans

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
                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
SECTION 1.     Definitions ............................................................    1

SECTION 2.     Agreement to Purchase ..................................................   16

SECTION 3.     Mortgage Loan Schedules ................................................   16

SECTION 4.     Purchase Price .........................................................   16

SECTION 5.     Examination of Mortgage Files ..........................................   17

SECTION 6.     Conveyance from Sellers to Initial Purchaser ...........................   17

SECTION 7.     Representations, Warranties and Covenants of the Sellers:
Remedies for Breach ...................................................................   19

SECTION 8.     Closing ................................................................   32

SECTION 9.     Closing Documents ......................................................   33

SECTION 10.    Costs ..................................................................   34

SECTION 11.    Option One's Servicing Obligations .....................................   34

SECTION 12.    Removal of Mortgage Loans from Inclusion under This Agreement
Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution
Dates .................................................................................   34

SECTION 13.    The Sellers ............................................................   37

SECTION 14.    Default ................................................................   39

SECTION 15.    Termination ............................................................   40

SECTION 16.    Successor to the Seller ................................................   41

SECTION 17.    Financial Statements ...................................................   42

SECTION 18.    Mandatory Delivery .....................................................   42

SECTION 19.    Notices ................................................................   42

SECTION 20.    Severability Clause ....................................................   44

SECTION 21.    Counterparts ...........................................................   44

SECTION 22.    Governing Law ..........................................................   44

SECTION 23.    Intention of the Parties ...............................................   44

SECTION 24.    Successors and Assigns .................................................   44

SECTION 25.    Waivers ................................................................   45

SECTION 26.    Exhibits ...............................................................   45

SECTION 27.    Nonsolicitation ........................................................   45

SECTION 28.    General Interpretive Principles ........................................   45

SECTION 29.    Reproduction of Documents ..............................................   46

SECTION 30.    Further Agreements .....................................................   46

SECTION 31.    Protection of Confidential Information .................................   46

SECTION 32.    Survival ...............................................................   47

SECTION 33.    No Recourse to Trustee .................................................   47

                                EXHIBITS

EXHIBIT 1-A        OPTION ONE'S OFFICERS CERTIFICATE
EXHIBIT 1-B        FORM OF SELLER TRUSTS' OFFICERS CERTIFICATE
EXHIBIT 2          FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT 3          SECURITY RELEASE CERTIFICATION
EXHIBIT 4          FORM OF WARRANTY BILL OF SALE
EXHIBIT 5          CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 6          FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 7          FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT 8          SERVICING ADDENDUM
EXHIBIT 9          FORM OF PURCHASE PRICE AND TERMS LETTER

SCHEDULE I         FINAL MORTGAGE LOAN SCHEDULE

              MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

                  This is a MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the "Agreement"), dated as of August 1, 2002, by and between Merrill Lynch Mortgage Capital Inc., having an office at World Financial Center, North Tower, New York, New York 10281 (the "Initial Purchaser", and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the "Purchaser") and Option One Mortgage Corporation ("Option One"), Option One Owner Trust 2001-1A ("Trust A"), Option One Owner Trust 2001-1B ("Trust B"), Option One Owner Trust 2001-2 ("Trust 2") and Option One Owner Trust 2002-3 ("Trust 3"; each of Trust A, Trust B, Trust 2 and Trust 3 a "Seller Trust", collectively the "Seller Trusts") (each of Option One and the Seller Trusts, a "Seller", collectively the "Sellers"), having an office at 3 Ada, Irvine, California 92618.

                              W I T N E S S E T H :

                  WHEREAS, the Sellers desire to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Sellers, certain conventional fixed and adjustable rate residential first and second lien mortgage loans, (the "Mortgage Loans") as described herein on a servicing-retained basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each, a "Closing Date");

                  WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Final Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;

                  WHEREAS, the Purchaser and Option One Mortgage Corporation wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

                  WHEREAS, following its purchase of the Mortgage Loans from the Sellers, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Sellers agree as follows:

                  SECTION 1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

                  Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

                  Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

                  Agreement: This Master Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

                  Appraised Value: With respect to any Mortgaged Property, the lesser of (i)(a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by Option One in the event any such review appraisal determines an appraised value more than ten percent lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above, in the case of a Mortgage Loan with an LTV less than or equal to 80%, or more than five percent lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above; in the case of a Mortgage Loan with an LTV greater than 80%, as determined by the appraisal referred to in clause (i)(a), and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by Option One in the event any such review appraisal determines an appraised value of more than ten percent lower than the value thereof as determined by the appraisal referred to in clause (ii)(A)(1) above; in the case of a Mortgage Loan with an LTV less than or equal to 80%, or more than five percent lower than the value thereof as determined by the appraisal referred to in clause (ii)(a)(1) above, in the case of a Mortgage Loan with an LTV greater than 80%, as determined by the appraisal referred to in clause (ii)(a)(1) and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase", such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the Company of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

                  Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

                  Balloon Loan: A Mortgage Loan identified on the Final Mortgage Loan Schedule as a balloon mortgage loan.

                  Business Day: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the Commonwealth of Pennsylvania, the State of Delaware, the State of New York or the State of California are authorized or obligated by law or executive order to be closed.

                  Buydown Mortgage Loan: A Mortgage Loan in which buydown funds are used to pay a portion of the interest payable on the Mortgage Loan for a specified period of time.

                  Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the greater of 1.00% or $1,000.00 principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

                  Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Sellers from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Final Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

                  Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 9.

                  Code: The Internal Revenue Code of 1986, or any successor statute thereto.

                  Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

                  Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

                  Custodial Account: One or more accounts created and maintained pursuant to Exhibit 8, which accounts shall be held as a special deposit by the depository institution maintaining such accounts in a fiduciary capacity, separate and apart from its funds or general assets and shall not be held in any capacity that would create a debtor-creditor relationship between the depository institution maintaining the accounts and the Seller or Purchaser.

                  Custodial Agreement: The agreement between the Initial Purchaser and the Custodian, governing the retention of the originals of the Mortgage Loan Documents.

                  Custodian: The custodian designated by the Initial Purchaser under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement.

                  Cut-off Date: The first day of the month in which the related Closing Date occurs.

                  Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  Determination Date: With respect to each Remittance Date, the fifteenth (15th) day of the calendar month in which such Remittance Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such fifteenth (15th) day.

                  Due Date: With respect to each Remittance Date, the first day of the calendar month in which such Remittance Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

                  Eligible Account: A Custodial Account maintained with a depository institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "AA" or better by S&P and "Aa2"or better by Moody's and in the highest short-term rating category by S&P and the highest short term rating category by Moody's, and which is either
(i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state; or (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws.

                  Eligible Investment: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Remittance Date in each month:

                  (1) direct obligations of or obligations fully guaranteed by,
                  (i) the United States of America, or (ii) any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

                  (2) federal funds, demand, money market, or time deposits in, certificates of deposits of, or banker's acceptances issued by any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof, subject to supervision and examination by federal and/or state banking authorities, and, at the time of such investment or contractual commitment providing for such investment, whose commercial paper or other short-term debt obligations (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) is rated "P-1" by Moody's and "A-1" by S&P and whose long-term debt obligations (or, in the case of a depository institution that is a subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa2" by Moody's and "AA" by S&P (collectively, with all other rating categories set out in this paragraph, the "Investment Ratings").

                  Notwithstanding the foregoing, Eligible Investments shall not include (i) "stripped securities," (ii) any investments which contractually may return less than the unpaid principal balance therefor, or (iii) a direct purchase of commercial paper from the issuer.

                  Escrow Account: One or more accounts created and maintained pursuant to Exhibit 8.

                  Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

                  Event of Default: Any one of the events enumerated in Subsection 14.01.

                  Fannie Mae: Fannie Mae or any successor thereto.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  Final Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and floppy disk, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package:

                  (1)      the Seller's Mortgage Loan identifying number;

                  (2)      the Mortgagor's first and last name;

                  (3) the street address of the Mortgaged Property including the state and zip code;

                  (4) a code indicating whether the Mortgaged Property is owner-occupied;

                  (5) the type of Residential Dwelling constituting the Mortgaged Property;

                  (6)      the original months to maturity;

                  (7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

                  (8)      the Loan-to-Value Ratio at origination;

                  (9) the Mortgage Interest Rate in effect immediately following the Cut-off Date;

                  (10) the date on which the first Monthly Payment was or is due on the Mortgage Loan;

                  (11)     the stated maturity date;

                  (12)     the amount of the Monthly Payment at origination;

                  (13)     the amount of the Monthly Payment as of the Cut-off
                           Date;

                  (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (15)     the original principal amount of the Mortgage Loan;

                  (16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (17) with respect to each Adjustable Rate Mortgage Loan, the first Mortgage Interest Rate Adjustment Date;

                  (18) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

                  (19) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

                  (20) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

                  (21) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

                  (22) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

                  (23)     the Mortgage Interest Rate at origination;

                  (24) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

                  (25) with respect to each Adjustable Rate Mortgage Loan, the Index;

                  (26) the date on which the first Monthly Payment was or is due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

                  (27) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

                  (28) a code indicating the documentation style (i.e., full, alternative or reduced);

                  (29) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy;

                  (30) a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan;

                  (31) a code indicating whether the Mortgage Loan is subject to a first or second lien;

                  (32) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

                  (33)     the Appraised Value of the Mortgaged Property; and

                  (34) the sale price of the Mortgaged Property, if applicable.

With respect to the Mortgage Loan Package in the aggregate, the Final Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:

                  (1)      the number of Mortgage Loans;

                  (2)      the current principal balance of the Mortgage Loans;

                  (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and

                  (4)      the weighted average maturity of the Mortgage Loans.

Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Final Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

                  Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by Option One pursuant to this Agreement), a determination made by Option One that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which Option One, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Option One shall maintain records, prepared by a servicing officer of Option One, of each Final Recovery Determination.

                  Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

                  Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

                  Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Final Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

                  HUD: The United States Department of Housing and Urban Development or any successor thereto.

                  Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Final Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

                  Initial Closing Date: The Closing Date on which the Initial Purchaser purchases and the Sellers sell the first Mortgage Loan Package hereunder.

                  Initial Purchaser: Merrill Lynch Mortgage Capital Inc., or any successor thereto.

                  Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

                  Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

                  Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Final Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased.

                  Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Final Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased.

                  Monthly Advance: Following a Pass-Through Transfer, the aggregate of the advances made by the Seller on any Remittance Date pursuant to
Section 11.22.

                  Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

                  Moody's: Moody's Investors Service, Inc. or its successor in interest.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on Mortgaged Property securing the Mortgage Note.

                  Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

                  Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Purchase Price and Terms Letter.

                  Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

                  Mortgage Loan: Each first or second lien, residential mortgage loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Purchase Price and Terms Letter and identified on the Final Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                  Mortgage Loan Documents: The following documents:

                  (1) The original Mortgage Note endorsed, "Pay to the order of ______________, without recourse" and signed in the name of the Seller by an authorized officer of the Seller. If the Mortgage Loan was acquired by the Seller in a merger or other type of acquisition, the endorsement must be by "[Seller], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by Option One Mortgage Corporation while doing business under another name, the endorsement must be by "Option One Mortgage Corporation, successor in interest to [previous name]." The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Seller;

                  (2) The original recorded Mortgage, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the previous owner to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located;

                  (3) The original Assignment of each Mortgage, executed in blank. If the Mortgage Loan was acquired by the Seller in a merger or other type of acquisition, the assignment must be by "[Seller], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by Option One while doing business under another name, the assignment must be by "Option One Mortgage Corporation, successor in interest to [previous name]";

                  (4) The original policy of title insurance (or a preliminary title report if the original title insurance policy has not been received from the title insurance company);

                  (5) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located;

                  (6) With respect to a Mortgage Loan that, according to the Final Mortgage Loan Schedule is covered by a primary mortgage insurance policy, the original or a copy of the policy of primary mortgage insurance; and

                  (7) Originals of all assumption and modification agreements, if any.

                  Mortgage Loan Package: The Mortgage Loans listed on a Final Mortgage Loan Schedule, delivered to the Custodian or the Purchaser at least five (5) Business Days prior to the related Closing Date and attached to this Agreement as Schedule I on the related Closing Date.

                  Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

                  Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

                  Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor's in title to the Mortgaged Property.

                  Net Mortgage Interest Rate: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Seller, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  Officers' Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a Vice President or a Senior Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries or Servicing Officer of the Person on behalf of whom such certificate is being delivered.

                  Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

                  Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

                  Payment Clearing Account: An Eligible Account created and maintained pursuant to Exhibit 8 and that is designated "Option One Mortgage Corporation Payment Clearing Account in trust for the account of others".

                  Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Final Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

                  Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Preliminary Mortgage Loan Schedule:

                  (1)      the Seller's Mortgage Loan identifying number;

                  (2)      the Mortgagor's first and last name;

                  (3)      the Mortgage Interest Rate at origination;

                  (4) the Mortgage Interest Rate in effect immediately following the Cut-off Date;

                  (5)      the original months to maturity;

                  (6) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

                  (7)      the stated maturity date;

                  (8)      the amount of the Monthly Payment at origination;

                  (9)      the amount of the Monthly Payment as of the Cut-off
                           Date;

                  (10) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (11) a code indicating whether the Mortgaged Property is owner-occupied; and

                  (12)     a code indicating the documentation style.

                  Preliminary Servicing Period: With respect to any Mortgage Loans, the period commencing on the related Closing Date and ending on the date Option One enters into Reconstitution Agreements which amend or restate the servicing provisions of this Agreement.

                  Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

                  Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

                  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Purchase Price and Terms Letter in exchange for the Mortgage Loans purchased on such Closing Date as calculated as provided in Section 4.

                  Purchase Price and Terms Letter: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Seller, in the form annexed hereto as Exhibit 9 (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Purchase Price and Terms Letter may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

                  Qualified Depository: Any institution offering an Eligible Account.

                  Qualified Insurer: Any insurer which meets the requirements of Fannie Mae and Freddie Mac.

                  Qualified Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining terms to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80%, (viii) conform to each representation and warranty set forth in Subsection 7.02 of this Agreement and (ix) be the same type of mortgage loan (i.e. fixed or adjustable rate with the same Gross Margin and Index as the Deleted Mortgage Loan). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the Net Mortgage Rates described in clause (iii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the lesser of: (i) 1% of the existing first mortgage loan on the related Mortgaged Property and related closing costs, or (ii) $1,000, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  Reconstitution Agreements: The agreement or agreements entered into by Option One and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 12.

                  Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 hereof.

                  Record Date: With respect to each Remittance Date, the last Business Day of the month immediately preceding the month in which such Remittance Date occurs.

                  Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  Remittance Date: The eighteenth (18th) day of each month, commencing on the eighteenth day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such eighteenth
(18th) day.

                  REO Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "Option One Mortgage Corporation, in trust for the Purchaser, as of [date of acquisition of title], Fixed and Adjustable Rate Mortgage Loans".

                  REO Disposition: The final sale by Option One of any REO Property.

                  REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

                  Repurchase Price: With respect to any Mortgage Loan, a price equal to (A) during the first year following the related Closing Date, (i) the product of (a) the Stated Principal Balance of such Mortgage Loan times (b) the percentage of par used to calculate the Purchase Price as calculated pursuant to Section 5 of the related Purchase Price and Terms Letter, plus (ii) interest on such Stated Principal Balance at the Net Mortgage Interest Rate from and including the last Due Date through which interest is paid by or on behalf of the Mortgagor to the first day of the month following the date of repurchase,
(B) during the second and third years following the related Closing Date, (i) the product of (a) the Stated Principal Balance of such Mortgage Loan times (b) the product of (x) the percentage of par used to calculate the Purchase Price as calculated pursuant to Section 5 of the related Purchase Price and Terms Letter and (y) 0.75, plus (ii) interest on such Stated Principal Balance at the Net Mortgage Interest Rate from and including the last Due Date through which interest is paid by or on behalf of the Mortgagor to the first day of the month following the date of repurchase, (C) during the fourth year following the related Closing Date, (i) the product of (a) the Stated Principal Balance of such Mortgage Loan times (b) the product of (x) the percentage of par used to calculate the Purchase Price as calculated pursuant to Section 5 of the related Purchase Price and Terms Letter and (y) 0.50, plus (ii) interest on such Stated Principal Balance at the Net Mortgage Interest Rate from and including the last Due Date through which interest is paid by or on behalf of the Mortgagor to the first day of the month following the date of repurchase, and (D) thereafter, (i) the Stated Principal Balance of such Mortgage Loan, plus (ii) interest on such Stated Principal Balance at the Net Mortgage Interest Rate from and including the last Due Date through which interest is paid by or on behalf of the Mortgagor to the first day of the month following the date of repurchase, and in the case of (A), (B), (C) and (D), less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

                  Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home which constitutes real property or (v) a detached one-family dwelling in a planned unit development, none of which is a cooperative or mobile home.

                  Servicing Addendum: The terms and conditions attached hereto as Exhibit 8 which will govern the servicing of the Mortgage Loans by Option One during the Preliminary Servicing Period.

                  Servicing Advances: All customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by Option One, including attorney's fees and disbursements, in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, inspection, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions,
(iii) the management and liquidation of REO Property, and (iv) compliance with the applicable sections of this Agreement.

                  Servicing Fee: With respect to each Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to Option One, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.5) of related Monthly Payment collected by Option One, or as otherwise proved under Section 11.5. If the Preliminary Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month.

                  Servicing Fee Rate: The per annum rate set forth in the related Purchase Price and Terms Letter at which the Servicing Fee accrues.

                  Servicing File: With respect to each Mortgage Loan, the file retained by Option One consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents.

                  S&P: Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. or its successor in interest.

                  Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal received on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

                  Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

                  Warranty Bill of Sale: A Warranty Bill of Sale with respect to the Mortgage Loans purchased on a Closing Date in the form annexed hereto as
Exhibit 4.

                  Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

                  SECTION 2. Agreement to Purchase. The Sellers agree to sell, and the Purchaser agrees to purchase, from time-to-time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Sellers as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date. The obligation of the Purchaser to purchase any Mortgage Loan from the Seller on any particular Closing Date shall be subject to the satisfaction of the conditions precedent to the Purchaser's obligation to purchase set forth in Section 8.

                  SECTION 3. Mortgage Loan Schedules. Prior to the date on which the Sellers and the Purchaser execute a Purchase Price and Terms Letter, the Seller shall provide the Purchaser with the Preliminary Mortgage Loan Schedule. Option One shall deliver the Final Mortgage Loan Schedule for a

Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser at least three (3) Business Days, or such other period agreed upon by the Sellers and Purchaser, prior to the related Closing Date.

                  SECTION 4. Purchase Price. The Purchase Price for each Mortgage Loan listed on the related Final Mortgage Loan Schedule shall be the percentage of par as stated in the related Purchase Price and Terms Letter (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Purchase Price and Terms Letter, portions of the Mortgage Loans shall be priced separately.

                  In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at the Net Mortgage Interest Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive.

                  The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by Option One after the related Cut-off Date shall belong to the Sellers), and (3) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off
Date). The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. Option One shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by Option One to the Purchaser on the first related Remittance Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

                  SECTION 5. Examination of Mortgage Files. In addition to the rights granted to the Initial Purchaser under the related Purchase Price and Terms Letter to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, prior to the related Closing Date, Option One shall
(a) deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage Documents, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Initial Purchaser for examination at Option One's offices or such other location as shall otherwise be agreed upon by the Initial Purchaser and Option One. Such examination may be made by the Initial Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Initial Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Purchase Price and Terms Letter or Option One's underwriting standards, such Mortgage Loans may, at the Initial Purchaser's option, be rejected for purchase by the Initial Purchaser.

If not purchased by the Initial Purchaser, such Mortgage Loans shall be deleted from the related Final Mortgage Loan Schedule and may be replaced by a Qualified Substitute Mortgage Loan pursuant to Section 7. The Initial Purchaser may, at its option and without notice to any Seller, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Initial Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Initial Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in this Agreement.

                  SECTION 6.       Conveyance from Sellers to Initial Purchaser.

                  Subsection 6.01. Conveyance of Mortgage Loans; Possession of Servicing Files.

                  The Sellers, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Initial Purchaser a Warranty Bill of Sale with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit 4. The Servicing File retained by Option One with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in Option One's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. Option One shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 or 7.04.

                  Subsection 6.02. Books and Records.

                  Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of a Seller, the Purchaser, the Custodian or one or more designees of the Purchaser, as the Purchaser shall designate. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by any Seller after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by Option One in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

                  It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by each Seller and not a pledge of the Mortgage Loans by any Seller to the Purchaser to secure a debt or other obligation of such Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on each Seller's business records, tax returns and financial statements.

                  Subsection 6.03. Delivery of Mortgage Loan Documents.

                  The Sellers shall from time to time in connection with each Closing Date, at least three (3) Business Days prior to such Closing Date, or such other period agreed upon by the Sellers and the Purchaser, deliver and release to the Custodian the Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Final Mortgage Loan Schedule delivered with such Mortgage Loan Documents.

                  The Custodian shall certify its receipt of all such Mortgage Loan Documents for the related Closing Date, pursuant to an initial custody receipt and initial certification of the Custodian.

                  Option One shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that Option One shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation.

                  SECTION 7. Representations, Warranties and Covenants of the Sellers: Remedies for Breach.

                  Subsection 7.01. Representations and Warranties Respecting Option One.

                  (a) Option One represents, warrants and covenants to the Purchaser as of the date hereof, as of the date of each respective Purchase Price and Terms Letter, and as of each respective Closing Date or as of such date specifically provided herein or in the applicable Warranty Bill of Sale:

                  (i) Option One is duly organized, validly existing and in good standing under the laws of the state of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

                  (ii) Option One has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Option One has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Seller Trusts, constitutes a legal, valid and binding obligation of Option One, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

                  (iii) The execution and delivery of this Agreement by Option One and the performance of and compliance with the terms of this Agreement will not violate Option One's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which Option One is a party or which may be applicable to Option One or its assets;

                  (iv) Option One is not in violation of, and the execution and delivery of this Agreement by Option One and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over Option One or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of Option One or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                  (v) Option One is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a HUD approved mortgagee pursuant to
Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make Option One unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;

                  (vi) Option One does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vii) The Mortgage Loan Documents have been delivered to the Custodian. With respect to each Mortgage Loan, Option One is in possession of a complete Mortgage File in compliance with Exhibit 5, except for such documents as have been delivered to the Custodian;

                  (viii) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the related Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that Option One retains record title, Option One shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

                  (ix) There are no actions or proceedings against, or investigations of, Option One before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

                  (x) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Option One of, or compliance by Option One with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (xi) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of each Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by each Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

                  (xii) The information delivered by Option One to the Purchaser with respect to Option One's loan loss, foreclosure and delinquency experience for the twelve (12) months immediately preceding the Initial Closing Date on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects; and

                  (xiii) Neither this Agreement, the related Purchase Price and Terms Letter, nor any information, certificate of an officer, statement furnished in writing or report delivered to the Purchaser by Option One in connection with the transactions contemplated hereby contains any untrue statement of a material fact.

                  (b) Each Seller Trust represents, warrants and covenants to the Purchaser, that with respect to such Seller Trust, as of the Initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Warranty Bill of Sale:

                  (i) The Seller Trust is duly formed, validly existing and in good standing under the laws of the state of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement. No licenses or approvals obtained by a Seller Trust has been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

                  (ii) The Seller Trust has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller Trust has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser and Option One, constitutes a legal, valid and binding obligation of the Seller Trust, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

                  (iii) The execution and delivery of this Agreement by the Seller Trust and the performance of and compliance with the terms of this Agreement will not violate the Seller Trust's trust agreement or trust certificate or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller Trust is a party or which may be applicable to the Seller Trust or its assets;

                  (iv) The Seller Trust is not in violation of, and the execution and delivery of this Agreement by the Seller Trust and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller Trust or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller Trust or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                  (v) The Seller Trust does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vi) The Mortgage Loan Documents and any other documents required to be delivered with respect to each Mortgage Loan have been delivered to the Custodian;

                  (vii) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, a Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note;

                  (viii) There are no actions or proceedings against, or investigations of, the Seller Trust before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller Trust of its obligations under, or the validity or enforceability of, this Agreement;

                  (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller Trust of, or compliance by the Seller Trust with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date; and

                  (x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller Trust, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller Trust pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions.

                  Subsection 7.02. Representations and Warranties Regarding Individual Mortgage Loans.

                  Option One hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage
Loan:

                  (i) The information set forth in the related Final Mortgage Loan Schedule is complete, true and correct;

                  (ii) The Mortgage Loan is in compliance with all requirements set forth in the related Purchase Price and Terms Letter, and the characteristics of the related Mortgage Loan Package as set forth in the related Purchase Price and Terms Letter are true and correct;

                  (iii) All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the last twelve months;

                  (iv) At the time of origination and to the best of Option One's knowledge, as of the related Closing Date, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

                  (v) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the related Final Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Final Mortgage Loan Schedule;

                  (vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (vii) All buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum. All such insurance policies contain a standard mortgagee clause naming Option One, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood

Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (viii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, anti-predatory lending, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with;

                  (ix) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

                  (x) The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by Option One to be a first lien (as reflected on the Final Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by Option One to be a second lien (as reflected on the Final Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property,
(c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by Option One to be a second lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule) a first lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by Option One to be a first lien (as reflected on the Final Mortgage Loan Schedule) or (B) second lien and second priority interest with respect to each Mortgage Loan which is indicated by Option One to be a second lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule), in either case, on the property described therein and the related Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

                  (xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

                  (xii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

                  (xiii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

                  (xiv) The related Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                  (xv) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                  (xvi) The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the applicable Sellers (or Option One), its successors and assigns, as to the first priority lien (with respect to First Lien Loans) or second priority lien (with respect to Second Lien Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses
(1) and (2) of paragraph (j) of this Subsection 7.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Sellers, or Option One, their respective successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Sellers, have done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Sellers;

                  (xvii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no Seller has waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by Option One to be a second lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule) (i) the first lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage;

                  (xviii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

                  (xix) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (xx) The Mortgage Loan was originated by Option One or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

                  (xxi) Principal payments on the Mortgage Loan commenced no more than two (2) months after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, except as identified on the Final Mortgage Loan Schedule, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (C) in the case of a Balloon Loan, are based on a thirty (30) year amortization schedule, as applicable, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Purchase Price and Terms Letter. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

                  (xxii) The origination and collection practices used by Option One with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by Option One and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by Option One to be a second lien Mortgage Loan and for which the mortgagee under the first lien is collecting Escrow Payments (as reflected on the Final Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, Option One and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by a Seller for any work on a Mortgaged Property which has not been completed;

                  (xxiii) The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

                  (xxiv) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified any Seller and no Seller has knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

                  (xxv) The Mortgage Loan was underwritten in accordance with the underwriting standards of Option One in effect at the time the Mortgage Loan was originated;

                  (xxvi) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

                  (xxvii) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by Option One who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

                  (xxviii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (xxix) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by Option One, the related Seller Trust, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (xxx) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

                  (xxxi) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

                  (xxxii) Option One has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

                  (xxxiii) If indicated on the Final Mortgage Loan Schedule, each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Mortgage Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by Fannie Mae. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

                  (xxxiv) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the

Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                  (xxxv) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or to the best of the Company's knowledge, the Mortgagor, the appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (xxxvi) The Assignment of Mortgage is in recordable form (except that the assignment is in blank) and is acceptable for recording (upon insertion of the name of the assignee) under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (xxxvii) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by Option One to be a first lien (as reflected on the Final Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by Option One to be a second lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (xxxviii)Except as set forth on the Final Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature;

                  (xxxix) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;

                  (xl) The source of the down payment with respect to each Mortgage Loan has been fully verified by Option One to the extent required by Option One's underwriting guidelines;

                  (xli) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                  (xlii) To the best of Option One's knowledge, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither Option One nor, to Option One's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

                  (xliii) No Mortgage Loan is subject to the Homeownership and Equity Protection Act of 1994 or is considered a "high cost loan" under any other Federal, state or local laws;

                  (xliv) Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a "Texas Refinance Loan") has been originated in compliance with the provisions of
Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. With respect to each Texas Refinance Loan that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge. Option One does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

                  (xlv) As of the origination of the Mortgage Loan, the Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected and such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and applicable law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure); and

                  (xlvi) Option One shall, at its own expense, cause each Mortgage Loan to be covered by a "life of loan" Tax Service Contract; provided however, that if Option One fails to purchase such Tax Service Contract, Option One shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract.

                  Subsection 7.03. Remedies for Breach of Representations and Warranties.

                  It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either a Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

                  Within sixty (60) days of the earlier of either discovery by or notice to the Sellers of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, Option One (and the related Seller Trust, if applicable) shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, Option One shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to Option One (and the related

Seller Trust, if applicable) of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by Option One at the Repurchase Price. Option One shall, at the request of the Purchaser and assuming that Option One has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided that such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. If Option One has no Qualified Substitute Mortgage Loan, Option One shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date.

                  At the time of repurchase of any deficient Mortgage Loan, the Purchaser and Option One (and the related Seller Trust, if applicable) shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the related Seller of any documents held by the Custodian relating to the repurchased Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, Option One shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase the related Final Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

                  As to any Deleted Mortgage Loan for which Option One substitutes a Qualified Substitute Mortgage Loan or Loans, Option One shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Loan Documents with the Mortgage Note endorsed as required herein. Option One shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by Option One. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and Option One shall thereafter be entitled to retain all amounts subsequently received by Option One in respect of such Deleted Mortgage Loan. Option One shall give written notice to the Purchaser that such substitution has taken place and shall amend the Final Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and Option One shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 7.01 and 7.02.

                  For any month in which Option One substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, Option One will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the product of the amount of such shortfall multiplied by the Repurchase Price shall be distributed by Option One in the month of substitution pursuant to the Servicing Addendum. Accordingly, on the date of such substitution, Option One, will deposit from its own funds into the Custodial Account an amount equal to such amount.

                  In addition to such cure, repurchase and substitution obligation, Option One shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Sellers' representations and warranties contained in this Section 7. It is understood and agreed that the obligations of each Seller set forth in this Subsection 7.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 7.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

                  Any cause of action against the Sellers relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by Option One or the related Seller Trust to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon a Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

                  Subsection 7.04. Repurchase of Certain Mortgage Loans.

                  In the event that (i) the first Due Date for a Mortgage Loan is subsequent to the Cut-off Date and the initial Monthly Payment is not made within forty-five (45) days of such Due Date, Option One shall repurchase the affected Mortgage Loans at the Repurchase Price, which shall be paid as provided for in Subsection 7.03; or as otherwise set forth on the Purchase Price and Terms Letter, or (ii) the principal balance due on a Mortgage Loan is paid in full within three (3) months following the earlier of either: (a) the related Closing Date, or (b) the issuance if a NIM security comprised of the Mortgage Loans purchased pursuant to a Purchase Price and Terms Letter, then, in each such case, Option One shall remit to the Purchaser an amount equal to the Premium, as defined in the Purchase Price and Terms Letter, reduced by the amount of any prepayment penalty or fee remitted to the Purchaser with respect to such prepaid Mortgage Loan.

                  SECTION 8. Closing. The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

                  The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

                  (a) all of the representations and warranties of the Sellers under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, the related Purchase Price and Terms Letter or the related Warranty Bill of Sale;

                  (b) the Initial Purchaser shall have received, or the Initial Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

                  (c) the related Seller shall have delivered and released the Mortgage Loan Documents to the Custodian; and

                  (d) all other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Initial Purchaser shall pay to the related Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the related Seller.

                  SECTION 9.       Closing Documents.

                  (a) On or before the Initial Closing Date, Option One shall submit to the Initial Purchaser fully executed originals of the following documents:

                  1.       this Agreement, in four counterparts;

                  2. a Custodial Account Certification in the form attached as Exhibit 6 hereto;

                  3. as Escrow Account Certification in the form attached as Exhibit 7 hereto;

                  4. evidence of the establishment or existence of the Payment Clearing Account;

                  5. an Officer's Certificate as to each Seller, in the form of Exhibit 1 hereto, including all attachments thereto;

                  6.       an Opinion of Counsel to each Seller, in the form of
                           Exhibit 2 hereto; and

                  7. Option One's underwriting guidelines for each of the Sellers origination programs.

                  (b) The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

                  1.       the related Purchase Price and Terms Letter;

                  2.       the related Final Mortgage Loan Schedule;

                  3. an Officer's Certificate as to each Seller, in the form of Exhibit 1 hereto, including all attachments thereto;

                  4. if requested by the Initial Purchaser, an Opinion of Counsel to each Seller, in the form of Exhibit 2 hereto;

                  5.       a Security Release Certification, in the form of
                           Exhibit 3 hereto executed by any Person, as requested by the Initial Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

                  6. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the related Seller by merger or acquired or originated by the related Seller while conducting business under a name other than its present name, if applicable; and

                  7. a Warranty Bill of Sale in the form of Exhibit 4 hereto.

                  SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage and the Sellers' attorney's fees, shall be paid by the Sellers.

                  SECTION 11. Option One's Servicing Obligations. Option One, as independent contract servicer, shall service and administer the Mortgage Loans during the Preliminary Servicing Period in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 8, which Servicing Addendum is incorporated herein by reference.

                  SECTION 12. Removal of Mortgage Loans from Inclusion under This Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

                  The Sellers and the Initial Purchaser agree that with respect to some or all of the Mortgage Loans, the Initial Purchaser may effect either:

                  (1)      one or more Whole Loan Transfers; and/or

                  (2)      one or more Pass-Through Transfers.

                  With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Initial Purchaser, Option One agrees:

                  (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;

                  (2) to execute all Reconstitution Agreements provided that each of Option One and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

                  (3) with respect to any Whole Loan Transfer or Pass-Through Transfer, Option One shall make the representations and warranties regarding Option One and, if such Whole Loan Transfer or Pass-Through Transfer occurs within 12 months of the Closing Date or such later period as specified in the related Purchase Price and Terms Letter, the Mortgage Loans as of the date of the Whole Loan Transfer or Pass-Through Transfer, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Pass-Through Transfer and any events or circumstances existing subsequent to the related Closing Date(s);

                  (4) to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding Option One, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Purchaser, and to deliver to the Purchaser any similar non public, unaudited financial information, in which case the Purchaser shall bear the cost of having such information audited by certified public accountants if the Purchaser desires such an audit, or as is otherwise reasonably requested by the Purchaser and which Option One is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements or omissions contained in such information;

                  (5) to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by Option One pursuant to clause 4 above as shall be reasonably requested by the Purchaser;

                  (6) to deliver to the Purchaser, and to any Person designated by the Purchaser, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such in-house Opinions of Counsel for a Pass-Through Transfer to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Purchaser;

                  (7) to review, negotiate and execute one or more subservicing agreements between Option One and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Purchaser in its sole discretion after consultation with Option One and/or one or more custodial and servicing agreements among the Purchaser, Option One and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser in its sole discretion after consultation with Option One, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization;

                  (8) in connection with any securitization of any Mortgage Loans, to review, negotiate and execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Purchaser's direction, contain contractual provisions including, but not limited to, a 24-day certificate payment delay (54-day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Purchaser and one or more nationally recognized rating agencies for "AAA" rated mortgage pass-through transactions which are "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed. At the option of the Purchaser, the facilities of the Depository Trust Company ("DTC") may be used in connection with any class of security issued pursuant to any pooling agreement, subject only to the consent of the DTC. If the Purchaser deems it advisable at any time to pool the Mortgage Loans with other mortgage loans for the purpose of resale or securitization, Option One agrees to execute one or more subservicing agreements between itself (as servicer) and a master servicer designated by the Purchaser at its sole discretion, and/or one or more servicing agreements among Option One (as servicer), the

                           Purchaser and a trustee designated by the Purchaser at its sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph and providing for a servicing fee no less than the Servicing Fee provided in this Agreement; and

                  (9) to transfer the servicing rights to the Purchaser or its designee as described in Section 15 upon the direction of the Purchaser.

                  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced for the remainder of the Preliminary Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                  SECTION 13.       The Sellers.

                  Subsection 13.01. Additional Indemnification by the Sellers.

                  In addition to the indemnification provided in Subsection 7.03, Option One shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of any Seller to perform its obligations under this Agreement including but not limited to Option One's obligation to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12.

                  Subsection 13.02. Merger or Consolidation of Option One.

                  Option One shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable Option One to perform its duties under this Agreement.

                  Any Person into which Option One may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Option One shall be a party, or any Person succeeding to the business of Option One, shall be the successor of Option One hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by the FDIC or a company whose business is the origination and servicing of mortgage loans, shall be a Fannie Mae or Freddie Mac approved seller/servicer and shall satisfy any requirements of
Section 16 with respect to the qualifications of a successor to Option One.

                  Subsection 13.03. Limitation on Liability of the Sellers and Others.

                  Neither Option One nor any other Seller or any of the officers, employees or agents of Option One or any other Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect Option One or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Sellers and any officer, employee or agent of the Sellers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Sellers shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their obligation to sell or duty to service, as applicable, the Mortgage Loans in accordance with this Agreement and which in such Seller's opinion may result in its incurring any expenses or liability; provided, however, that a Seller may, with the consent of the Purchaser, undertake any such action which they may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, and the related Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Sellers' indemnification under Subsections 7.03 or 13.01.

                  Subsection 13.04. Sellers Not to Resign.

                  The Sellers shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of Option One and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Option One in which event Option One may resign as servicer. Any such determination permitting the resignation of Option One as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser and which shall be provided at the cost of Option One. No such resignation shall become effective until a successor shall have assumed Option One's responsibilities and obligations hereunder in the manner provided in
Section 16.

                  Subsection 13.05. No Transfer of Servicing.

                  Each Seller acknowledges that the Purchaser has acted in reliance upon Option One's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, no Seller shall assign this Agreement and Option One shall not assign the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

                  SECTION 14.       Default.

                  Subsection 14.01. Events of Default.

                  In case one or more of the following Events of Default by Option One shall occur and be continuing, that is to say:

                  (i) any failure by Option One to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Option One (and the related Seller Trust, if applicable) by the Purchaser; or

                  (ii) failure on the part of Option One duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Seller set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen
(15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Option One (and such Seller Trust, if applicable) by the Purchaser; or

                  (iii) decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Option One and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (iv) Option One shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Option One or of or relating to all or substantially all of its property; or

                  (v) Option One shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) failure by Option One to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

                  (vii) Option One ceases to meet the qualifications of either a Fannie Mae or Freddie Mac seller/servicer; or

                  (viii) Option One attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to Option One may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Option One as servicer under this Agreement. On or after the receipt by Option One of such written notice, all authority and power of Option One to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 16.

                  Subsection 14.02. Waiver of Defaults.

                  The Purchaser may waive any default by a Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  SECTION 15.       Termination.

                  (a) The obligations and responsibilities of Option One, as servicer, shall terminate upon the distribution to the Purchaser of the final payment or liquidation with respect to the last Mortgage Loan (or advances of same by Option One) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder unless terminated with respect to all or a portion of the Mortgage Loans on an earlier date at the option of the Purchaser pursuant to Section 14.

                  (b) The Purchaser, at its sole option, may terminate Option One as servicer of any Mortgage Loan under this Agreement, without cause, pursuant to this Section 15. Any such notice of termination shall be in writing and delivered to Option One by registered mail as provided in Section 19. The termination fee for the termination of servicing without cause pursuant to this
Section 15 for each Mortgage Loan for which servicing is being terminated shall be equal to (i) the product of 1.00% and the Stated Principal Balance of the Mortgage Loans as to which Option One is terminated during the thirty-six month period following the related Closing Date for such Mortgage Loans, (ii) the product of 0.75% and the Stated Principal Balance of the Mortgage Loans as to which Option One is terminated during the following thirty-six month period, and
(iii) the product of 0.25% and the Stated Principal Balance of the Mortgage Loans terminated more than seventy-two months following the related Closing Date.

                  (c) Upon written request from the Purchaser in connection with any such termination, Option One shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Option One's sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of Option One's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by Option One to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                  SECTION 16. Successor to the Seller. Prior to termination of Option One's responsibilities and duties under this Agreement pursuant to
Section 12, 13, 14 or 15, the Purchaser shall (i) succeed to and assume all of Option One's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of Option One as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that Option One's duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, Option One shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of Option One as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 16 and shall in no event relieve the Sellers of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 7.04, it being understood and agreed that the provisions of such Subsections 7.01, 7.02, 7.03 and 7.04 shall be applicable to the Sellers notwithstanding any such resignation or termination of Option One, or the termination of this Agreement.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to Option One and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of Option One, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, and Option One shall indemnify such successor for, any and all liabilities arising out of the Option One's acts as servicer. Any termination of Option One as servicer pursuant to Section 12, 14 or 15 shall not affect any claims that the Purchaser may have against any Seller arising prior to any such termination or resignation or remedies with respect to such claims.

                  Option One shall timely deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and Option One shall account for all funds. Option One shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of Option One as servicer. The successor shall make arrangements as it may deem appropriate to reimburse Option One for amounts Option One actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by Option One pursuant to this Agreement but for the appointment of the successor servicer.

                  SECTION 17. Financial Statements. Option One understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers financial statements of Option One and Option's parent company, if applicable, for the most recently completed three fiscal years respecting which such statements are available. Option One also shall make available any comparable interim statements to the extent any such statements have been prepared by Option One (and are available upon request to members or stockholders of Option One or the public at large). Option One, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. Option One also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

                  Option One also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of Option One for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting Option One, its loan origination or servicing practices or the financial statements of Option One.

                  SECTION 18. Mandatory Delivery. Grant of Security Interest. The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Purchase Price and Terms Letter, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Initial Purchaser for the losses and damages incurred by the Initial Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Sellers failure to deliver (i) each of the related Mortgage Loans, (ii) one or more Qualified Substitute Mortgage Loans delivered pursuant to Section 7, or (iii) one or more Mortgage Loans otherwise acceptable to the Initial Purchaser on or before the related Closing Date. Each Seller hereby grants to the Initial Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and each Seller agrees that it holds such Mortgage Loans in custody for the Initial Purchaser subject to the Initial Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Purchase Price and Terms Letter, and (ii) obligation to pay the related Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  SECTION 19. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

                           (i)     if to the Purchaser:

                                   Merrill Lynch Mortgage Capital Inc.
                                   World Financial Center
                                   North Tower
                                   New York, New York 10281

                                   Attn: Janice Jasper

                           (ii)    if to Option One:

                                   Option One Mortgage Corporation
                                   3 Ada
                                   Irvine, California 92618
                                   Attn: David Wells

                                   if to Seller Trusts:

                                   Option One Seller Trust 2001-1A
                                   Option One Seller Trust 2001-1B
                                   Option One Seller Trust 2001-2
                                   Option One Seller Trust 2002-3
                                   c/o Wilmington Trust Company
                                   Rodney Square North
                                   1100 North Market Street
                                   Wilmington, Delaware 19890
                                   Attention: Corporate Trust
                                   Administration

                                   with a copy to:
                                   Option One Mortgage Corporation
                                   3 Ada
                                   Irvine, California 92618
                                   Attn: David Wells

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

                  SECTION 20. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

                  SECTION 21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                  SECTION 22. Governing Law. The Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

                  SECTION 23. Intention of the Parties. It is the intention of the parties that the Initial Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage File to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review.

                  SECTION 24. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Seller pursuant to Subsection 7.03 or
7.04 shall be retained solely by the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

                  SECTION 25. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                  SECTION 26. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  SECTION 27. Nonsolicitation. From and after the Closing Date, Option One agrees that it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors or independent mortgage brokerage companies on Option One's behalf, to personally, by telephone, mail or electronic mail, solicit any Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that Option One may solicit any Mortgagor for whom Option One has received a request for demand for payoff or a borrower or obligor initiated written communication indicating a desire to prepay the related Mortgage Loan; provided, further, it is understood and agreed that (i) promotions undertaken by Option One or any of its Affiliates which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section and (ii) all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their mortgages (including insurance renewal dates) shall be transferred to the Purchaser on the Closing Date and Option One shall take no action to undermine these rights and benefits.

                  SECTION 28. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                  SECTION 29. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  SECTION 30. Further Agreements. The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                  SECTION 31. Protection of Confidential Information. The Seller agrees that the Purchaser has or will introduce subsequent Purchasers to the Seller, that purchasers of the Mortgage Loans are customers of the Purchaser and that the relationships of the Purchaser to purchasers of the Mortgage Loans are confidential. The Seller agrees that, for a period of two (2) years following the Closing Date with respect to a subsequent Purchaser, the Seller will not, for the purpose of purchasing and selling other Mortgage Loans, communicate with or sell such other mortgage loans to such purchaser of the Mortgage Loans unless such subsequent Purchaser is independently introduced to the Seller; provided, however, that the foregoing shall not apply to a purchaser of the Mortgage Loans that is Fannie Mae or Freddie Mac. The Seller will keep confidential and will not, without the Purchaser's written consent, divulge to any party the Purchase Price of the Mortgage Loans, except to the extent that it is appropriate to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

         Option One agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor: (a) such information is and shall be held by Option One in accordance with all applicable law, including but not limited to the privacy provisions of the Gramm-Leach-Bliley Act of 1999; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for the purposes of 16 C.F.R., Section 313.14(a)(3); and (c)

Option One is hereby prohibited from disclosing or using any such information internally other than to carry out the express provisions of this Agreement.

                  SECTION 32. Survival. The Seller agrees that the representations, warranties and agreements made by the Seller herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on the Purchaser's behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery and payment for the Mortgage Loans for each Transaction.

                  SECTION 33. No Recourse to Trustee. It is expressly understood and agreed by the parties to this Agreement that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Seller Trusts, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of each Seller Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Seller Trusts, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller Trusts or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller Trusts under this Agreement or any other document.

                  IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                             MERRILL LYNCH MORTGAGE CAPITAL INC.
                                                (Initial Purchaser)

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

OPTION ONE MORTGAGE
CORPORATION
(Seller)

         By: __________________
         Name:
         Title:

OPTION ONE OWNER TRUST 2001-1A
(Seller)
         By:      Wilmington Trust Company,
                  not in its individual capacity,
                  but solely as trustee

         By:___________________
         Name:
         Title:

OPTION ONE OWNER TRUST 2001-1B
(Seller)
         By:      Wilmington Trust Company,
                  not in its individual capacity,
                  but solely as trustee

         By:___________________
         Name:
         Title:

OPTION ONE OWNER TRUST 2001-2
(Seller)
         By:      Wilmington Trust Company,
                  not in its individual capacity,
                  but solely as trustee

         By:___________________
         Name:
         Title:

OPTION ONE OWNER TRUST 2002-3
(Seller)
         By:      Wilmington Trust Company,
                  not in its individual capacity,
                  but solely as trustee

         By:___________________
         Name:
         Title:

                                   EXHIBIT 1-A

                       OPTION ONE'S OFFICER'S CERTIFICATE

                  I, ________________________, hereby certify that I am the
duly elected ______________ of Option One Mortgage Corporation, a California corporation (the "Seller"), and further certify, on behalf of the Seller as follows:

                  1. Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of the Seller as are in full force and effect on the date hereof.

                  2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                  3. Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Master Mortgage Loan Purchase and Servicing Agreement (the "Purchase Agreement"), dated as of August 1, 2002, by and among Option One, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2 and Option One Owner Trust 2002-3 (collectively, the "Sellers") and Merrill Lynch Mortgage Capital Inc. (the "Purchaser"); (b) the Purchase Price and Terms Letter, dated _____________ 200_, between the Sellers and the Purchaser (the "Purchase Price and Terms Letter"); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Purchase Price and Terms Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

                  4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ________________, 200_ (the "Resolutions") with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

                  5. Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ______________, 200_. No event has occurred since ___________________, 200_ which has affected the good standing of the Seller under the laws of the State of ___________.

                  6. All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

                  7. The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Purchase Price and Terms Letter.

                  All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:____________________

      [Seal]

                                                 OPTION ONE MORTGAGE CORPORATION
                                                 (Seller)

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:  [             ]

                  I, _______________________, Secretary of the Seller, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is genuine.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________

      [Seal]

                                                 OPTION ONE MORTGAGE CORPORATION
                                                 (Seller)

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:   [Assistant] Secretary

                                     E-1-2

                                   EXHIBIT 1-B

                  FORM OF SELLER TRUSTS' OFFICERS' CERTIFICATE

The undersigned Seller Trust (the "Seller") does hereby certify:

                  1. Attached hereto as Attachment I are a true and correct copy of the trust certificate and trust agreement of the Seller as are in full force and effect on the date hereof.

                  2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

                  3. Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Master Mortgage Loan Purchase and Servicing Agreement (the "Purchase Agreement"), dated as of August 1, 2002 by and among Option One, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3 (collectively, the "Sellers") and Merrill Lynch Mortgage Capital Inc. (the "Purchaser"); (b) the Purchase Price and Terms Letter, dated __________ ___, 200__, among Option One, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3 and the Purchaser (the "Purchase Price and Terms Letter"); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Purchase Price and Terms Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

                  4. Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ____________, 200_. No event has occurred since ____________, 200_ which has affected the good standing of the Seller under the laws of the State of ___________.

                  5. Attached hereto as Attachment IV is a copy of each license of the Seller to sell the Mortgage Loans, as required. No such licenses have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation.

                  6. All of the representations and warranties of the Seller contained in [Subsections 7.01 and 7.02 ]of the Agreement were true and correct in all material respects as of the date of the Agreement and are true and correct in all material respects as of the date hereof.

                  7. The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Agreement and the related Purchase Price and Terms Letter.

                                     E-1-3

                  8. It is expressly understood that (a) this officers' certificate is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Seller, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Seller is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Seller, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to the Agreement and by any person claiming by, through or under the parties to the Agreement and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller under this officers' certificate, the Agreement or any other document.

                  All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

                                  O P T I O N    O N E    O W N E R    T R U S T
                                  200[1][2]-[1A][1B][2][3]

                                         By:    Wilmington Trust Company, not in
                                         its individual capacity, but solely as
                                         trustee

                                         By:___________________________
                                         Name:
                                         Title:

                  I, _______________________, [Assistant] Secretary of
Wilmington Trust Company, hereby certify that _________________________ is the duly elected, qualified and acting _______________ of Wilmington Trust Company and that the signature appearing above is genuine.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

                                  WILMINGTON TRUST COMPANY

                                         By:____________________
                                         Name:
                                         Title: [Assistant] Secretary

                                     E-1-4

                                    EXHIBIT 2

                   [FORM OF OPINION OF COUNSEL TO THE SELLERS]

                         ______________________________
                                     (Date)

Merrill Lynch Mortgage Capital Inc.
World Financial Center
North Tower
New York, New York 10281

                           Re: Master Mortgage Loan Purchase and Servicing Agreement, dated as of August 1, 2002
Gentlemen:

                  I have acted as counsel to Option One Mortgage Corporation, a California Corporation ("Option One"), Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3, each a Delaware Business Trust (the "Seller Trusts") (Option One and the Seller Trusts, collectively, the "Sellers"), in connection with the sale of certain mortgage loans by the Seller to Merrill Lynch Mortgage Capital Inc. (the "Purchaser") pursuant to the Master Mortgage Loan Purchase and Servicing Agreement, dated as of August 1, 2002, between the Sellers and the Purchaser (the "Agreement") [and the Purchase Price and Terms Letter, dated __________, 200_, by and among the Sellers and the Purchaser (the "Purchase Price and Terms Letter")]. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

                  In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

                  A.     The Agreement;

                  B.     [The Purchase Price and Terms Letter;]

                  C. Option One's [Certificate of Incorporation and by-laws] [certificate of limited partnership and limited partnership agreement], as amended to date; and

                  D. Resolutions adopted by the Board of Directors of the Sellers with specific reference to actions relating to the transactions covered by this opinion (the "Board Resolutions").

                  For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Sellers, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

                  On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

                  1. Option One has been duly incorporated and the Seller Trusts have been duly formed and each is validly existing and in good standing under the laws of the State of California, with corporate power and authority to own its properties and conduct its business as presently conducted by it. Option One has the corporate power and authority to service the Mortgage Loans, and each Seller has the power and authority to execute, deliver, and perform its obligations under the Agreement [and the Purchase Price and Terms Letter] (sometimes collectively, the "Agreements").

                  2. The Agreement [and the Purchase Price and Terms Letter] have been duly and validly authorized, executed and delivered by the Sellers.

                  3. The Agreement [and the Purchase Price and Terms Letter] constitute valid, legal and binding obligations of the Sellers, enforceable against the Sellers in accordance with their respective terms.

                  4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by any Seller of the Agreement [and the Purchase Price and Terms Letter], or the consummation of the transactions contemplated by the Agreement [and the Purchase Price and Terms Letter], except for those consents, approvals, authorizations or orders which previously have been obtained.

                  5. Neither the servicing of the Mortgage Loans by Option One as provided in the Agreement [and the Purchase Price and Terms Letter,] nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Agreement [and the Purchase Price and Terms Letter] will result in a breach of any term or provision of the certificate of incorporation or by-laws of Option One or the trust agreement or trust certificate of the Seller Trusts, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any

                                     E-2-2
indenture or other agreement or instrument known to me to which a Seller is a party or by which it is bound, (ii) any State of ____________ or federal statute or regulation applicable to any Seller, or (iii) any order of any State of ____________ or federal court, regulatory body, administrative agency or governmental body having jurisdiction over any Seller, except in any such case where the default, breach or violation would not have a material adverse effect on such Seller or its ability to perform its obligations under the Agreement.

                  6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against any Seller which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Agreement or which would be likely to impair materially the ability of the Seller to perform under the terms of the Agreement.

                  7. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of each Seller thereto as noteholder and mortgagee.

                  8. The Assignments of Mortgage are in recordable form and upon completion will be acceptable for recording under the laws of the State of ___________. When endorsed, as provided in the Agreement, the Mortgage Notes will be duly endorsed under ______________ law.

                  The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

                  A. I have assumed that all parties to the Agreements other than the Sellers have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

                  B. My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors' rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of (a) provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy or (b) Section 18 of the Agreement.

                                     E-2-3

                  C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Sellers, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

                  I am admitted to practice in the State of ___________, and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of _________ and the Federal laws of the United States of America.

                                              Very truly yours,

                                     E-2-4

                                    EXHIBIT 3

                         SECURITY RELEASE CERTIFICATION

                  I.       Release of Security Interest

                  ___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Merrill Lynch Mortgage Capital Inc. from the Seller named below pursuant to that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of August 1, 2002, as of the date and time of receipt by ______________________________ of $__________
for such Mortgage Loans (the "Date and Time of Sale"), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

_________________________________________
         (Name)

_________________________________________
         (Address)

By:______________________________________

                  II.      Certification of Release

                  The Seller named below hereby certifies to Merrill Lynch Mortgage Capital Inc. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Merrill Lynch Mortgage Capital Inc., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                        [O P T I O N    O N E    M O R T G A G E
                                        CORPORATION][OPTION ONE OWNER TRUST
                                        2001-1A][OPTION ONE OWNER TRUST 2001-1B]
                                        [OPTION ONE OWNER TRUST 2001-2][OPTION
                                        ONE OWNER TRUST 2002-3]
                                        Seller

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                    EXHIBIT 4

                              WARRANTY BILL OF SALE

                  On this _______ day of ________, 200_, each of [OPTION ONE MORTGAGE CORPORATION][OPTION ONE OWNER TRUST 2001-1A][OPTION ONE OWNER TRUST 2001-1B][OPTION ONE OWNER TRUST 2001-2][OPTION ONE OWNER TRUST 2002-3](each a "Seller" collectively, the "Sellers") as the Seller under that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of August 1, 2002 (the "Agreement") does hereby sell, transfer, assign, set over and convey to Merrill Lynch Mortgage Capital Inc. as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Sellers in and to the Mortgage Loans listed on the Final Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, each Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Servicing File required to be retained by Option One Mortgage Corporation to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. Option One Mortgage Corporation's possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by Option One Mortgage Corporation shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Sellers shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by such Seller at the will of the Purchaser in such custodial capacity only.

                  Each Seller confirms to the Purchaser that the representations and warranties set forth in Subsections 7.01 and 7.02 of the Agreement are true and correct as of the date hereof, and that all statements made in each Seller's Officer's Certificate and all Attachments thereto remain complete, true and correct in all respects as of the date hereof, and makes the following additional representations and warranties to the Purchaser, which additional representations and warranties are hereby incorporated into Subsection 7.02 of the Agreement:

                  (1) When measured by aggregate Stated Principal Balance as of the Cut-off Date, no more than ____________ percent (__%) of the Mortgage Loans are Rate/Term Refinancings and no more than _____________ percent (__%) of the Mortgage Loans are Cash-Out Refinancings.

                  (2) When measured by aggregate Stated Principal Balance as of the Cut-off Date, (i) no less than ______________ percent (__%) of the Mortgage Loans are secured by detached one-family dwellings or detached one-family dwellings in planned unit developments, (ii) no more than ____________ percent (__%) of the Mortgage Loans are secured by attached one-family dwellings in a planned unit development, (iii) no more than ______ percent (__%) of the Mortgage Loans are secured by individual condominium units, and (iv) no more than _____ percent (__%) of the Mortgage Loans are secured by detached two-to-four family dwellings;

                  (3) When measured by aggregate Stated Principal Balance as of the Cut-off Date, no more than ______ percent (__%) of the Mortgage Loans had Loan-to-Value Ratio at origination in excess of 80%, and the weighted average Loan-to-Value Ratio for all Mortgage Loans at origination did not exceed __%;

                  (4) With respect to all of the Mortgage Loans, at the time that the Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

                  (5) No Mortgage Loan had a principal balance at origination in excess of $______ and the average principal balance of the Mortgage Loans on the Cut-off Date was not in excess of $______. When measured by the aggregate Stated Principal Balance as of the Cut-off Date, no more than _____ percent __% of the Mortgage Loans had a principal balance at origination in excess of $_________;

                  (6) Each Mortgage Loan has a Mortgage Interest Rate of at least _____ percent ____%. The Mortgage Loans have a weighted average Mortgage Interest Rate of ______% as of the Cut-off Date;

                  (7) All of the Mortgage Loans had an original term to maturity of 30 years; and

                  (8) When measured by aggregate Closing Date Principal Balance as of the Cut-off Date, no more than five percent (5%) of the Mortgage Loans are secured by Mortgaged Properties located in the same United States postal zip code.

                  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                               [OPTION ONE MORTGAGE CORPORATION
                                               (Seller)

                                               By:_____________________________
                                               Name:___________________________
                                               Title:__________________________]

                                               [OPTION ONE OWNER TRUST 2001-1A
                                               (Seller)

                                               By:_____________________________
                                               Name:___________________________
                                               Title:__________________________]

                                               [OPTION ONE OWNER TRUST 2001-1B
                                               (Seller)

                                               By:_____________________________
                                               Name:___________________________
                                               Title:__________________________]

                                               [OPTION ONE OWNER TRUST 2001-2
                                               (Seller)

                                               By:_____________________________
                                               Name:___________________________
                                               Title:__________________________

                                               [OPTION ONE OWNER TRUST 2002-3
                                               (Seller)

                                               By:_____________________________
                                               Name:___________________________
                                               Title:__________________________

                                    EXHIBIT 5

                         CONTENTS OF EACH MORTGAGE FILE

         With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by Option One Mortgage Corporation, as servicer, or delivered to the Custodian:

         (1)      Mortgage Loan Documents.

         (2)      Residential loan application.

         (3)      Mortgage Loan closing statement.

         (4)      Verification of employment and income.

         (5) Verification of acceptable evidence of source and amount of downpayment.

         (6)      Credit report on Mortgagor.

         (7)      Residential appraisal report.

         (8)      Photograph of the Mortgaged Property.

         (9)      Survey of the Mortgaged Property.

         (10) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

         (11) All required disclosure statements and statement of Mortgagor confirming receipt thereof.

         (12) If available, termite report, structural engineer's report, water potability and septic certification.

         (13)     Sales Contract, if applicable.

         (14)     Hazard insurance policy.

         (15) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

         (16)     Amortization schedule, if available.

         (17) Payment history for Mortgage Loans that have been closed for more than ninety (90) days.

                                      E-5-2

                                    EXHIBIT 6

                         CUSTODIAL ACCOUNT CERTIFICATION

                                                              _________ __, 200_

To:   _____________________
      _____________________
      _____________________
       (the "Depository")

         As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, (the "Agreement") dated as of August 1, 2002, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "Option One Mortgage Corporation, as Servicer, in trust for Merrill Lynch Mortgage Capital, Inc." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller in accordance with the Agreement. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                           OPTION ONE MORTGAGE CORPORATION
                                           (Seller)

                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________

                                           Date:_______________________________

         The undersigned, as Depository, hereby certifies that the above-described account has been established as a Custodial Account pursuant to the Agreement under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                           ____________________________________
                                                     Depository

                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________

                                           Date:_______________________________

                                    EXHIBIT 7

                          ESCROW ACCOUNT CERTIFICATION

                                                             __________ __, 200_

To:   _____________________
      _____________________
      _____________________
       (the "Depository")

         As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, (the "Agreement") dated as of August 1, 2002, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "Option One Mortgage Corporation, as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller in accordance with the Agreement. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                           OPTION ONE MORTGAGE CORPORATION
                                           (Seller)

                                           By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________

                                           Date:________________________________

         The undersigned, as Depository, hereby certifies that the above-described account has been established as an Escrow Account pursuant to the Agreement under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                           ____________________________________
                                                        Depository

                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________

                                           Date:_______________________________

                                    EXHIBIT 8

                               SERVICING ADDENDUM

                  Section 11.01.   Option One to Act as Servicer.

                  Option One, as an independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which Option One may deem necessary or desirable and consistent with the terms of this Agreement.

                  Consistent with the terms of this Agreement, Option One may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in Option One's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that Option One shall not, without the prior written consent of the Purchaser, permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, except for interest rate changes related to the Soldier's and Sailor's Civil Relief Act of 1940, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, Option One shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by Option One, the Purchaser shall furnish Option One, within five (5) Business Days of receipt of Option One's request, with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

                  Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, Option One may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) Option One determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or
(2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. If Option One waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full, or is past due to any action or omission of Option One, other than as provided above, Option One shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Custodial Account for distribution in accordance with the terms of this Agreement.

                                      E-8-1

                  In servicing and administering the Mortgage Loans, Option One shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser's reliance on Option One.

                  Section 11.02.   Collection of Mortgage Loan Payments.

                  Continuously from the date hereof until the principal and interest on all Mortgage Loans serviced by Option One are paid in full, if the Mortgage Loans remain subject to this Agreement, or until a Whole Loan Transfer or Pass-Through Transfer has occurred, Option One shall proceed diligently to collect all payments due under each Mortgage Loan serviced by Seller when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, with respect to Mortgage Loans subject to Escrow Payments, Option One shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  Section 11.03.   Realization Upon Defaulted Mortgage Loans.

                  (a) Option One shall use its best efforts, in as practicable period as possible, and consistent with the procedures that Option One would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01. Option One shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, Option One shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by Option One through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Option One shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, Option One shall commence foreclosure proceedings. Option One shall notify the Purchaser in writing of the commencement of foreclosure proceedings pursuant to Section 11.19. In such connection, Option One shall be responsible for all costs and expenses incurred

                                     E-8-2
by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in
Section 11.05.

                  (b)      Notwithstanding the foregoing provisions of this
Section 11.03, with respect to any Mortgage Loan as to which Option One has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property Option One shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in- possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless Option One has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                           (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                           (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 11.03 shall be advanced by Option One, subject to Option One's right to be reimbursed therefor from the Custodial Account as provided in
Section 11.06.

                  If Option One determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then Option One shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by Option One, subject to Option One's right to be reimbursed therefor from the Custodial Account as provided in Section 11.06.

                  (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse Option One for

                                      E-8-3
any related unreimbursed Servicing Advances, pursuant to Section 11.06; second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by Option One as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing.

                  Section 11.04.   Establishment of Payment Clearing Accounts

                  (a) Option One shall establish one or more Payment Clearing Accounts for the deposit of all funds collected in connection with the Mortgage Loans. Option One shall deposit in the Payment Clearing Account prior to the opening of business on the Business Day following the day on which such amounts are received by Option One, all payments and collections received in connection with the Mortgage Loans subsequent to the Cut-off Date or prior to the Cut-off Date but allocable to a period subsequent to such date. The funds deposited and held in the Payment Clearing Account may not be commingled with any other funds, including the proceeds of any other mortgage loans or with funds serviced for other investors or for Option One's own portfolio. Option One shall transfer funds deposited into the Payment Clearing Account to the Custodial Accounts and Escrow Accounts, as provided in Sections 11.05 and 11.07, within twenty-four (24) hours.

                  Option One shall segregate and hold all funds collected and received in connection with the Mortgage Loans separate and apart from any of its own funds and general assets and from any other funds or amounts collected or held by Option One on behalf of third parties. Option One's account agreement for each Payment Clearing Account shall provide that such account is a special deposit, required to be segregated and held by the depository institution maintaining such account in a fiduciary capacity, separate and apart from the institution's own funds and general assets and that the account shall not be held in any capacity that would create a debtor-creditor relationship between the institution and Option One or the Purchaser. At all times, Purchaser shall be the sole beneficial owner of the funds in the Payment Clearing Accounts received in connection with the Mortgage Loans and Option One's possession or control of any such funds shall be solely in Option One's capacity as collecting agent for Purchaser.

                  Section 11.05 Establishment of Custodial Accounts; Deposits in Custodial Accounts

                  (a) Option One shall establish and maintain one or more Custodial Accounts for the deposit of funds specified in Section 11.05(b) collected in connection with the Mortgage Loans.

                  (b) Option One shall transfer the following funds into the applicable Custodial Account within 24 hours of deposit in the Payment Clearing Account:

                           (i) all payments on account of principal on the Mortgage Loans, including all principal prepayments;

                                      E-8-4

                           (ii) all payments on account of interest, minus the Servicing Fee, on the Mortgage Loans, including all Prepayment Charges;

                           (iii)    all Liquidation Proceeds;

                           (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.11 and 11.12, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Option One's normal servicing procedures, the loan documents or applicable law;

                           (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Option One's normal servicing procedures, the loan documents or applicable law;

                           (vi) following a Pass-Through Transfer, all Monthly Advances;

                           (vii)    all proceeds of any Mortgage Loan
                           repurchased in accordance with Subsections 7.03 and
                           7.04 and all amounts required to be deposited by Option One in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 7.03;

                           (viii) any amounts required to be deposited by Option One pursuant to Section 11.12 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from Option One's own funds, without reimbursement therefor;

                           (ix) any amounts required to be deposited by Option One in connection with any REO Property pursuant to Section 11.14;

                           (x) any amounts required to be deposited in the Custodial Account pursuant to Sections 11.20 or 11.21; and

                           (xi) following a Pass-Through Transfer, with respect to each Principal Prepayment in full, an amount (to be paid by Option One out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Interest Rate, provided, however, that in no event shall the aggregate of deposits made by Option One pursuant to this clause
                           (xi) exceed the aggregate amount of Option One's servicing compensation in the calendar month in which such deposits are required.

                                      E-8-5

                  The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, insufficient fund charges, modification fees and similar fees and charges, to the extent permitted by Section 11.01, need not be deposited by Option One in the Custodial Account. Each Custodial Account shall be an Eligible Account. Option One shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

                  Any amounts held in the Custodial Account may be, but are not required to be, invested by Option One. Any such investment by Option One must be in Eligible Investments. Any interest or other income on Eligible Investments shall accrue to the benefit of Option One and Option One shall be entitled to retain and withdraw such funds from the Custodial Account pursuant to Section
11.06. Other than such interest or other income received on Eligible Investments, no other amounts may be commingled in the Custodial Account. Option One shall promptly deposit in the Custodial Account from its own funds, without any right of reimbursement, the full amount of any losses on its investment of funds in the Custodial Account.

                  (c) Without limiting the foregoing, the funds in the Custodial Accounts shall at all times be segregated and held separate and apart from Option One's own funds and general assets and from any other funds or assets collected or held by Option One on behalf of third parties. Option One's account agreement for each Custodial Account shall provide that such account is a special deposit, required to be segregated and held by the depository institution maintaining such account in a fiduciary capacity, separate and apart from the institution's own funds and general assets and that the account shall not be held in any capacity that would create a debtor-creditor relationship between the institution and Option One or the Purchaser. Each Custodial Account shall be evidenced by a Custodial Account Certification in the form of Exhibit 6 and shall be entitled "Option One Mortgage Corporation, as servicer, in trust for the Purchaser". At all times, the Purchaser shall be the sole beneficial owner of all funds in the Custodial Accounts. Option One's possession or control of any such funds shall be solely in Option One's capacity as collecting agent for the Purchaser.

                  Section 11.06   Withdrawals From Custodial Accounts.

                  Option One may, from time to time, withdraw from the Custodial Account for the following purposes:

                  (i) to make distributions to the Purchaser in the amounts and in the manner provided for in Section 11.15;

                  (ii) following a Pass-Through Transfer, to reimburse itself for Monthly Advances, the Option One's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Option One's right thereto shall be prior to the rights of Purchaser, except that, where Option One is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, Option One's right to such reimbursement shall

                                      E-8-6
be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

                  (iii) to reimburse itself for unreimbursed Servicing Advances, Option One's right to reimburse itself pursuant to this subclause
(iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by Option One from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, Option One's right thereto shall be prior to the rights of the Purchaser, except that, where Option One is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, Option One's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

                  (iv) to pay to itself pursuant to Section 11.23 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fee from that portion of any payment or recovery attributable to interest on a particular Mortgage Loan;

                  (v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03, all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

                  (vi) following a Pass-Through Transfer, to reimburse Option One for any Monthly Advance previously made which Option One has determined to be a Nonrecoverable Monthly Advance;

                  (vii) to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to
Section 11.03(b) or 11.14, but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

                  (viii) to clear and terminate the Custodial Account on the termination of this Agreement;

                  (ix)     to withdraw funds deposited in error; or

                  (x) to transfer funds to another Eligible Account or Eligible Investment in accordance with Section 11.10.

                  Option One shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (vii) above.

                  Section 11.07. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

                  (a) Option One shall establish one or more Escrow Accounts for the deposit of Escrow Payments. Option One shall segregate and hold all funds collected and received in connection with

                                     E-8-7
the Mortgage Loans which constitute Escrow Payments separate and apart from any of its own funds and general assets and from any other funds or amounts collected or held by Option One on behalf of third parties.

                  (b) Option One shall transfer into the applicable Escrow Account within 24 hours of deposit in the Payment Clearing Account, and retain therein the following payments and collections:

                           (i) Mortgagors' Escrow Payments collected in connection with the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                           (ii) all Insurance Proceeds and/or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  Option One shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.08.

                  (c) Each Escrow Account will be maintained at the expense of Option One at a Qualified Depository. Such accounts may be interest-bearing accounts provided that such accounts comply with all federal state or local laws, any other requirements of any government or any agency or instrumentality thereof applicable to the origination and servicing of the Mortgage Loans, the management of the Mortgage Property, and the provision of services hereunder by Option One as well as all local, state and federal laws and regulations governing interest-bearing accounts and borrower escrow accounts. Each Escrow Account shall be evidenced by an Escrow Account Certification, in the form of
Exhibit 7 and shall be entitled "Option One Mortgage Corporation, as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans." Option One shall ensure that all interest credited to any account that is not due the respective Mortgagor is removed and retained by Option One, pursuant to applicable law, within thirty (30) days of receipt of such interest.

                  Section 11.08.   Withdrawals From Escrow Accounts

                  Option One shall make withdrawals from the applicable Escrow Account for the following:

                  (i)      to effect timely payments of Mortgagors' Escrow
                  Payments;

                  (ii) to reimburse Option One for any Servicing Advance made by Option One with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds determined to be overages, under the terms of the Mortgage Loan or applicable law;

                                      E-8-8

                  (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement and as permitted by applicable law;

                  (v) for application to restoration, inspection or repair of the Mortgaged Property;

                  (vi) to pay to Option One, or to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to clear and terminate the Escrow Account on the termination of this Agreement; or

                  (viii) to withdraw funds deposited in error.

                  Option One shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, Option One shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes. If Seller elects or is required by law to deposit a Mortgagor's Escrow funds into an interest-bearing account, Option One shall remain obligated to pay the Mortgagor's taxes and insurance premiums when due, even if the Mortgagor's Escrow funds are not withdrawable on demand.

                  Section 11.09. Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.

                  With respect to each escrowed Mortgage Loan, Option One shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by Option One in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, Option One shall use its best efforts to determine that any such payments are made by the Mortgagor at the time they first become due. Option One shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances. Option One shall make all such payments in a manner and at a time that avoids the lapse of insurance coverage on the Mortgaged Property and the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien.

                  If applicable, Option One shall maintain in full force and effect, a Primary Insurance Policy, issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is required.

                                      E-8-9

Option One will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. Option One shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of Option One, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.20, Option One shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, Option One shall obtain a replacement Primary Insurance Policy as provided above.

                  In connection with its activities as servicer, Option One agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy, if applicable, in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 11.04, any amounts collected by Option One under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 11.06.

                  Section 11.10   Transfer of Accounts.

                  Option One may transfer the Payment Clearing Account, Custodial Account or the Escrow Account and all funds and investments therein to a different Qualified Depository from time to time. Such transfer shall be made only upon prior written notification to the Purchaser. In any case, the Payment Clearing Account, Custodial Account and Escrow Account shall be Eligible Accounts.

         If any one of the Investment Ratings of a Qualified Depository holding funds or Eligible Investments in the Payment Clearing Account, Custodial Account or Escrow Account as an Eligible Account is downgraded by the issuing rating agency, or if the Purchaser has a reasonable, good faith belief that a downgrade will occur by the issuing rating agency, Option One shall, within three (3) Business Days of receipt of notice of the downgrading, transfer all such accounts, funds and Eligible Investments to a different Qualified Depository in accordance with this Agreement.

                  Section 11.11   Maintenance of Hazard Insurance.

                  Option One shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood. Insurance Rate Map issued

                                     E-8-10
by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, Option One will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. Option One also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 11.04, any amounts collected by Option One under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Option One's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.06. Any cost incurred by Option One in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by Option One of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to Option One, or upon request to the Purchaser, and shall provide for at least thirty (30) days' prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to Option One. Option One shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that Option One shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B:III or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

                  Section 11.12 Maintenance of Mortgage Impairment Insurance Policy.

                  In the event that Option One shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of B:III insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.11 and otherwise complies with all other requirements of Section 11.11, Option One shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.11, it being understood and agreed that such policy may contain a deductible clause, in which case Option One shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.11, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, Option One agrees to prepare and present, on behalf of the

                                     E-8-11

Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, Option One shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

                  Section 11.13    Fidelity Bond, Errors and Omissions
Insurance.

                  Option One shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure Option One against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure Option One against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.13 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve Option One from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Sellers' and Servicers' Guide. Upon request of the Purchaser, Option One shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

                  Section 11.14    Title, Management and Disposition of REO
Property.

                  In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Person designated by the Purchaser, which shall be an affiliate or subsidiary of the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by Option One from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

                  Option One shall either itself or through an agent selected by Option One, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO

                                     E-8-12

Property are held, Option One shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. Option One shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. Option One shall make or cause to be made an electronic report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by Option One to the Purchaser. Option One shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless Option One determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is necessary to sell any REO property, (i) Option One shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name Option One as mortgagee, and a separate servicing agreement between Option One and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three (3) years or such other period as may be permitted under Section 860G(a)(8) of the Code.

                  Option One shall deposit or cause to be deposited, on a daily basis in each Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 11.11 hereof and the fees of any managing agent acting on behalf of Option One. Option One shall maintain separate records with respect to each REO Property identifying all deposits and withdrawals from the Custodial Account for each REO Property.

                  Option One shall furnish to the Purchaser on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

                  Each REO Disposition shall be carried out by Option One at such price and upon such terms and conditions as Option One deems to be in the best interest of the Purchaser. If as of the date title to any REO Property was acquired by Option One there were outstanding unreimbursed Servicing Advances and unpaid servicing fees with respect to the REO Property, Option One, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances and unpaid servicing fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to Option One as provided above, shall be deposited in the Custodial Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date in accordance with Section 11.15.

                                     E-8-13

                  Section 11.15    Distributions.

                  On each Remittance Date, Option One shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.06;. plus (ii) following a Pass- Through Transfer, all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 11.22, minus (iii) any amounts attributable to Principal Prepayments received after the last day of the calendar month immediately preceding the related Remittance Date and (iv) any amounts attributable to Monthly Prepayments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

                  All distributions made to the Purchaser on each Remittance Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified Option One or by check mailed to the address of the Purchaser.

                  With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, Option One shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by The Chase Manhattan Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by Option One to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by Option One of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by Option One.

                  Section 11.16    Remittance Reports.

                  On each Remittance Date, Option One shall furnish, via electronic mail, to the Purchaser or its designee the monthly data in a form acceptable to both parties. On the Business Day following each Determination Date, Option One shall deliver to the Purchaser or its designee by telecopy (or by such other means as Option One and the Purchaser may agree from time to time) a computer tape containing, and a hard copy of, the determination data with respect to the related Remittance Date, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, Option One shall forward to the Purchaser by overnight mail a computer readable magnetic tape containing the information reasonably requested by the Purchaser with respect to the related Remittance Date, or provide such information by electronic mail.

                                     E-8-14

                  Section 11.17    Statements to the Purchaser.

                  With respect to the Mortgage Loans, Option One shall provide the Purchaser on the Remittance Date, a report that shall set forth for the prior month for each Mortgage Loan: (i) the status of the Custodial Account as of the close of business on such Remittance Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Section
11.05 and each category of withdrawal specified in Section 11.06; (ii) the Mortgage Interest Rate; (iii) the amount of any shortfall in the Servicing Fee due to delinquencies; (iv) the amount of any delinquency in the scheduled payment of principal and interest delineated at 30 days, 60 days and greater than 90 days past due; and (v) such other information as may be reasonably requested by the Purchaser.

                  In addition, not more than sixty (60) days after the end of each calendar year, Option One shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

                  Option One shall prepare and deliver any and all tax information statements or other information required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, Option One shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

                  Option One shall also provide the Purchaser a monthly report setting forth the investments that the funds in the Payment Clearing Account, Custodial Account and Escrow Account are held in, and the name and location of each Qualified Depository holding any such funds or investments.

                  Section 11.18    Real Estate Owned Reports.

                  Together with the statement furnished pursuant to Section 11.14, with respect to any REO Property, Option One shall furnish to the Purchaser a statement covering Option One's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement for those REO Properties that are subject to rental agreements. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

                  Section 11.19    Foreclosure Reports.

                                     E-8-15

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, Option One shall submit to the Purchaser a foreclosure report with respect to such Mortgaged Property.

                  Section 11.20    Assumption Agreements.

                  Option One shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on- sale" clause applicable thereto; provided, however, that Option One shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any. If Option One reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Option One shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 11.20, Option One, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

                  In connection with any such assumption or substitution of liability, Option One shall follow its own underwriting practices and procedures in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. Option One shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, Option One shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which Option One may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 11.20, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  Section 11.21 Satisfaction of Mortgages and Release of Mortgage Files.

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
                  Upon the payment in full of any Mortgage Loan, or the receipt by Option One of a notification that payment in full will be escrowed in a manner customary for such purposes, Option One will immediately notify the Purchaser, or its custodian or designee, by a certification of a servicing officer of Option One (a "Servicing Officer"), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 11.05 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser, or its custodian or designee, shall promptly release, or cause to be released, the related mortgage documents to Option One and Option One shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

                  In the event Option One satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, Option One, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. Option One shall maintain the fidelity bond insuring Option One against any loss they may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

                  From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, if any, the Purchaser, or its custodian, shall, upon request of Option One and delivery to the Purchaser, or its custodian, of a servicing receipt signed by a Servicing Officer, release the requested portion, or all of the Mortgage File held by the Purchaser, or its custodian, to Option One. Such servicing receipt shall obligate Option One to return the related Mortgage Files to the Purchaser when the need therefor by Option One no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and Option One has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to Option One.

                  Section 11.22    Monthly Advances by Option One.

         Following a Pass-Through Transfer:

                  (a) Not later than the close of business on the Business Day preceding each Remittance Date, Option One shall deposit in the Custodial Account an amount equal to all payments not previously advanced by Option One, whether or not deferred pursuant to Section 11.01, of principal (due after the

                                     E-8-17

Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

                  (b) The obligation of Option One to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by Option One if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by Option One that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers' Certificate delivered to the Purchaser.

                  Section 11.23    Servicing Compensation.

                  As compensation for its services hereunder, Option One shall, subject to Section 11.05(xi), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as Option One's Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 11.20, interest earned from the investment in Eligible Investments of amounts held in Custodial Accounts pursuant to Section 11.05 and late payment charges and similar fees and charges shall be retained by Option One to the extent not required to be deposited in the Custodial Account. Option One shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

                  Section 11.24    Notification of Adjustments.

                  On each Adjustment Date, Option One shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note, or applicable law. Option One shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. Option One also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and Option One's methods of implementing such interest rate adjustments. Upon the discovery by Option One or the Purchaser that Option One has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, Option One shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

                  Section 11.25    Statement as to Compliance.

                  Option One will deliver to the Purchaser not later than ninety
(90) days following the end of each fiscal year of Option One, which as of the Closing Date ends on the last day in April in each calendar year, a statement of compliance stating, as to each signatory thereof, that (i) a review of the

                                     E-8-18
activities of Option One during the preceding year and of performance under this Agreement has been made under such signatories' supervision and (ii) to the best of such signatories' knowledge, based on such review, Option One has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such signatory and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

                  Section 11.26    Independent Public Accountants' Servicing
Report.

                  Not later than ninety (90) days following the end of each fiscal year of Option One, Option One at its expense shall cause a firm of independent public accountants (which may also render other services to Option
One) which is a member of the American Institute of Certified Public Accountants to furnish a report to the Purchaser or its designee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of Option One which includes an assertion that Option One has complied with certain residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by sub- servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. Immediately upon receipt of such report, Option One shall furnish a copy of such report to the Purchaser upon request at Option One's expense.

                  Section 11.27    Access to Certain Documentation.

                  Option One shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by Option One required by applicable laws and regulations. Such access shall be afforded without charge, but only with reasonable request and during normal business hours at the offices of Option One and upon reasonable advance notice to Option One. In addition, access to the documentation will be provided to the Purchaser and any Person identified to Option One by the Purchaser without charge, upon reasonable request during normal business hours at the offices of Option One.

                  Section 11.28    Reports and Returns to be Filed by Option
One.

                  Option One shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and

                                     E-8-19
substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  Section 11.29    Compliance with REMIC Provisions.

                  If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, Option One shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless Option One has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                     E-8-20
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                                   EXHIBIT 9

                    FORM OF PURCHASE PRICE AND TERMS LETTER

                            [INTENTIONALLY OMITTED]

                                  SCHEDULE ONE

                          FINAL MORTGAGE LOAN SCHEDULE

                            [INTENTIONALLY OMITTED]